Exhibit 1.1

Tanger Factory Outlet Centers, Inc.

Tanger Properties Limited Partnership

DEALER MANAGER AGREEMENT

April 9, 2009

Goldman, Sachs & Co.,

As Lead Dealer Manager and a Joint Dealer Manager

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As a Joint Dealer Manager

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Tanger Properties Limited Partnership (the “Operating Partnership”), a North Carolina limited partnership plans to make an offer (such offer, as it may from time to time be amended and supplemented, the “Exchange Offer”) to exchange common shares, par value $0.01 (the “Shares”) of Tanger Factory Outlet Centers, Inc. (the “Company”), (plus accrued and unpaid interest from February 15, 2009 up to, but not including, the settlement date) for any and all of the outstanding 3.75% Exchangeable Senior Notes due 2026 of the Operating Partnership, issued in the original aggregate principal amount of $149.5 million (the “Convertible Notes”) on the terms and subject to the conditions set forth in the Exchange Offer Material (as defined below), which the Company and the Operating Partnership have caused to be prepared and furnished to you on or prior to the date hereof for use in connection with the Exchange Offer. The Initial Registration Statement (as defined in Section 4(a) hereof), the Registration Statement (as defined in Section 4(a) hereof), the Preliminary Prospectus (as defined in Section 4(a) hereof) and the Prospectus (as defined in Section 4(a) hereof), the accompanying Letter of Transmittal, the tender offer statement filed with the Securities and Exchange Commission (the “Commission”) on Schedule TO with respect to the Exchange Offer (the “Schedule TO”), any offering documents or materials filed or to be filed on behalf of the Company and/or the Operating Partnership in connection with the Exchange Offer with the Commission and any other documents, materials or filings relating to the Exchange Offer to be used or made available by the Company and/or the Operating Partnership in connection with the Exchange Offer, including, but not limited to, any press releases or newspaper advertisements relating to the Exchange Offer, or any materials hereafter incorporated by reference therein, to be distributed to holders of the Convertible Notes, and in each case as amended or supplemented from time to time, are referred to here collectively as the “Exchange Offer Material”.

The Convertible Notes were issued pursuant to an indenture, dated as of March 1, 1996, as supplemented prior to the date hereof, by and among the Operating Partnership, the Company, as guarantor, and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee (the “Indenture”). The Exchange Offer will be made in accordance with the terms and subject to the conditions set forth in the Exchange Offer Material.

The Company and the Operating Partnership hereby appoint you exclusively, and you hereby accept appointment, as Joint Dealer Managers in connection with the Exchange Offer. The Company and the Operating Partnership authorize you to act on their behalf in accordance with this Agreement and the terms of the Exchange Offer Material, which Exchange Offer Material has been prepared by, or with the approval of, the Company or the Operating Partnership and has been or will be filed with the Commission pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You and any other broker, dealer, commercial bank, trust company or other nominee are authorized to use the Exchange Offer Material in connection with the solicitation of tenders. You agree to furnish no written material to holders in connection with the Exchange Offer other than the Exchange Offer Material. Any written communication made in connection with or relating to the Exchange Offer in reliance on Rule 165 of the Act, and filed by the Company or the Operating Partnership, as applicable, with the Commission pursuant to Rule 425 under the Act, is referred to herein as “Rule 165 Material”.

1. Solicitation of Tenders.    You agree to use your customary reasonable efforts to solicit tenders of Convertible Notes pursuant to the Exchange Offer. Neither you nor any of your affiliates, partners, directors, officers, agents, employees or controlling persons (if any) shall have any liability to the Company, the Operating Partnership or any other person for any act or omission on the part of any securities broker or dealer (other than yourselves), commercial bank, trust company or other nominee that solicits tenders, and neither you nor any of such other persons or entities referred to above shall have any liability to the Company, the Operating Partnership or any person asserting claims on behalf of or in right of the Company and the Operating Partnership in connection with or as a result of either your engagement or any matter referred to in this Agreement, except to the extent that such liability results from your gross negligence or bad faith in performing the services that are the subject of this Agreement. In soliciting tenders, no securities broker or dealer (other than yourselves), commercial bank, trust company or other nominee shall be deemed to act as your agent, the agent of the Company, or the agent of the Operating Partnership and you, as Joint Dealer Managers, shall not be deemed the agent of any other securities broker or dealer or of any commercial bank, trust company or other nominee. In soliciting or obtaining tenders of Convertible Notes, you shall not be and shall not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Company, the Operating Partnership or any of their affiliates in connection with the Exchange Offer, any exchange of the Convertible Notes, or otherwise, and none of the Company, the Operating Partnership or any of their affiliates shall be deemed to act as your agent. The Company and the Operating Partnership acknowledge that you and your affiliates may own Convertible Notes as of the date hereof. The Company and the Operating Partnership also acknowledge and agree that, notwithstanding your engagement as Joint Dealer Managers pursuant to this Agreement, you and your affiliates may continue to manage such investments and take such other actions as you and your affiliates deem appropriate in your or their own economic interests, as the case may be, including, without limitation, looking to your or their own interests and objectives in determining whether to tender Convertible Notes pursuant to the Exchange Offer and, if applicable, to subsequently sell any or all of the Shares received in the Exchange Offer. The Company and the Operating Partnership further understand that, in the event that you or your affiliates tender Convertible Notes, you or such affiliates will realize your or their proportionate share of the Shares. The Company and the Operating Partnership hereby agree not to claim that you have a conflict of interest by virtue of such ownership of Convertible Notes or that you or your affiliates, in your or their capacity as holders of Convertible Notes, as the case may be, must act in a particular manner with respect to the Exchange Offer as a result of your engagement hereunder as Joint Dealer Managers.

2. Covenants of the Company and the Operating Partnership.    The Company and the Operating Partnership covenant and agree with you that:

(a) The Company and the Operating Partnership shall prepare the Exchange Offer Material and file such Exchange Offer Material with the Commission following its preparation as required by the Act, the Exchange Act and the rules and regulations thereunder. Neither the Company nor the Operating Partner will use, file, amend or supplement the Exchange Offer Material, or prepare or approve any Rule 165 Material for use in connection with the Exchange Offer, without first submitting copies of such

Exchange Offer Material or Rule 165 Material to you a reasonable time prior to using, filing, amending or supplementing such Exchange Offer Material and giving reasonable consideration to you and your counsel’s comments. The Company and the Operating Partnership shall advise you, promptly after they receive notice thereof, of the time when any amendment to the Initial Registration Statement or the Registration Statement has been filed or becomes effective or when any supplement to the Preliminary Prospectus or the Prospectus, any amended Preliminary Prospectus or Prospectus, the Schedule TO or any amended or additional Exchange Offer Material has been filed and to furnish you with copies thereof. Each of the Company and the Operating Partnership agrees to file promptly all reports and any definitive proxy or information statements required to be filed by the Company and/or the Operating Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and until the date on which the Exchange Offer expires; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Initial Registration Statement, Registration Statement, Preliminary Prospectus or Prospectus or of any of the Exchange Offer Material or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Exchange Offer Material or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Initial Registration Statement, Registration Statement, Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its reasonable efforts to prevent the issuance of such stop order and to obtain as soon as possible the withdrawal of such order, if issued.

(b) Upon commencement of the Exchange Offer, the Operating Partnership will cause to be mailed to each registered holder of any Convertible Notes, as soon as practicable, a copy of the Preliminary Prospectus as then amended or supplemented and the Letter of Transmittal, together with other appropriate Exchange Offer Material.

(c) The Company and the Operating Partnership agree to furnish you with copies of the Exchange Offer Material in such quantities as you may reasonably request for use by you in connection with the Exchange Offer.

(d) If the delivery of a prospectus is required by the Act or the Exchange Act in connection with the Exchange Offer and if at such time any event will have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any material statement in any earlier communication with respect to the Exchange Offer, or, if for any other reason it will be necessary at any time to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to file with the Commission such amendment, supplement or document and to notify you thereof and to prepare and furnish without charge to you, as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(e) The Company will promptly from time to time take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company will not be required to qualify as a foreign corporation, as a dealer in securities, file a general consent to service of process in any jurisdiction or take any action that would subject it to taxation in such jurisdiction.

(f) The Company and the Operating Partnership agree to furnish to you, to the extent the same is available to the Company and the Operating Partnership, cards or lists or copies thereof showing the names and addresses of, and principal amounts of Convertible Notes held by, the holders of Convertible Notes as of a recent date, and will use its reasonable efforts to advise you from day to day during the period of the Exchange Offer as to any transfers of record of Convertible Notes. You agree to use such information only in connection with the Exchange Offer and not to furnish such information to any other person except in connection with the Exchange Offer.

(g) The Company and the Operating Partnership have appointed and authorize you to communicate with U.S. Bank, N.A., in its capacity as exchange agent (the “Exchange Agent”), in connection with the Exchange Offer. The Company and the Operating Partnership will arrange for the Exchange Agent (i) to inform you in writing or by email during each business day during the period of the Exchange Offer as to such matters relating to the Exchange Offer as you may reasonably request and (ii) without limiting the foregoing, to promptly notify you during the period of the Exchange Offer of all transfers of Convertible Notes of which the Exchange Agent is aware, such notification consisting of the name and address of the transferor and transferee of any Convertible Notes and the date of such transfer, to the extent such information is known to the Exchange Agent.

(h) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its stockholders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 60th day after the end of such fourth fiscal quarter.

(i) The Company and the Operating Partnership will advise you promptly of (i) the occurrence of any event which could cause the Operating Partnership to withdraw, rescind, terminate or modify the Exchange Offer or to exercise any right not to accept Convertible Notes under the Exchange Offer, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would require the making of any change in any of the Exchange Offer Material or Rule 165 Material then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) the time when any Initial Registration Statement or the Registration Statement, or any amendment thereto, has been filed or becomes effective, or any amendment or supplement to the Preliminary Prospectus or the Prospectus, the Schedule TO or any amended or additional Exchange Offer Material or Rule 165 Material shall have been filed, (iv) any proposal by the Company or the Operating Partnership or requirement to make, amend or supplement any Exchange Offer Material or Rule 165 Material or any filing in connection with the Exchange Offer pursuant to the Act, the Exchange Act or the rules and regulations promulgated by the Commission thereunder or any other applicable law, rule or regulation, (v) the issuance by the Commission of any comment or order or the taking of any other action concerning the Exchange Offer (and, if in writing, will furnish you with a copy thereof), (vi) any material developments in connection with the Exchange Offer, including, without limitation, the commencement of any litigation or administrative action or claim concerning the Exchange Offer and (vii) any other information relating to the Exchange Offer, the Exchange Offer Material, Rule 165 Material or this Agreement which you may from time to time reasonably request.

(j) Each of the Company and the Operating Partnership agrees that it will not make any written communications in connection with or related to the Exchange Offer that could constitute a “prospectus” for the purposes of Section 5(b)(1) of the Act except Rule 165 Material and to provide you with a copy of all Rule 165 Material promptly after filing of the same with the Commission.

(k) During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the expiration of the Exchange Offer, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior consent of Goldman, Sachs & Co.;

(l) None of the Company, the Operating Partnership or any entity controlled, directly or indirectly, by the Company or the Operating Partnership has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the Exchange Offer.

(m) The Company and the Operating Partnership will use their best efforts to meet the requirements to qualify as a real estate investment trust (a “REIT”) and a partnership, respectively, under the Internal Revenue Code of 1986, as amended (the “Code”) unless otherwise determined by the Company’s board of directors.

3. Compensation and Expenses.

(a) The Company and the Operating Partnership will pay to you, as compensation for your services to the Company and the Operating Partnership hereunder, a fee payable in cash equal to 0.70% of the aggregate principal amount of the Convertible Notes tendered or exchanged. Such fee will be payable on the date on which the Company issues the Shares pursuant to the Exchange Offer. Such compensation shall be paid to you if and only if the Exchange Offer is completed.

(b) Whether or not the Exchange Offer or the transactions contemplated thereby are commenced, withdrawn, terminated or cancelled prior to the acceptance of any Convertible Notes or whether any Convertible Notes are acquired pursuant to the Exchange Offer or whether you withdraw pursuant to Section 7 hereof, the Company and the Operating Partnership, jointly and severally, agree to pay, all expenses incident to the performance of Company’s and the Operating Partnership’s obligations hereunder and under the Exchange Offer, including, without limiting the generality of the foregoing, all costs and expenses (i) incurred by securities brokers and dealers (including yourselves), commercial banks, trust companies and other nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material to their customers, (ii) incident to the preparation, issuance, execution and delivery of the Shares to be delivered in connection with the Exchange Offer, (iii) incident to the preparation, printing and filing under the Act of the Registration Statement, the Preliminary Prospectus, the Prospectus and any other Exchange Offer Material and/or Rule 165 Material (including all exhibits, amendments and supplements thereto), (iv) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as you may reasonably designate, (v) related to the filing and registration of the Shares with the Commission, (vi) incident to listing the Shares on the New York Stock Exchange, (vii) in connection with the preparation and printing (including word processing and duplication costs) and delivery of all Exchange Offer Material and any Rule 165 Material including mailing and shipping, as herein provided,

(viii) incident to the appointment of the Exchange Agent and the Information Agent, including the fees and expenses of the Exchange Agent and the Information Agent, (ix) all advertising costs, (x) any travel expenses of the Company’s and the Operating Partnership’s officers and employees and any other expenses of the Company and the Operating Partnership in connection with attending or hosting meetings with prospective participants in the Exchange Offer, including the cost of any aircraft chartered in connection with attending or hosting such meetings and (xi) any applicable transfer taxes payable in connection with the Exchange Offer and the transactions contemplated thereby. Except as provided in this Section 3, and Sections 6 and 7 hereof, you will pay all of your own expenses incurred in connection with your services under this Agreement, including your out-of-pocket expenses and the fees and disbursements of your counsel, provided that if the Exchange Offer is not consummated, the Company and the Operating Partnership will reimburse you for all such expenses, subject to a maximum aggregate payment of $25,000. For the avoidance of doubt, such maximum aggregate payment limitation shall apply only to payments under this Section 3(b). All payments to be made by the Company and the Operating Partnership pursuant to this Section 3(b) shall be made promptly against delivery to the Company and the Operating Partnership of statements therefor.

4. Certain Representations and Warranties by the Company and the Operating Partnership.    The Company and the Operating Partnership jointly and severally represent, warrant and agree that:

(a) A registration statement on Form S-4 (the “Initial Registration Statement”) in respect of the offering of the Shares has been filed with the Commission; the Initial Registration Statement and any amendment thereto, each in the form heretofore delivered to you, and, including exhibits thereto and all documents incorporated by reference into the prospectus contained therein have been filed with the Commission in such form (any preliminary prospectus (i) included in the Initial Registration Statement and sent by the Company and the Operating Partnership to holders of the Convertible Notes or (ii) filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is herein called a “Preliminary Prospectus”); no other document with respect to such registration statement has heretofore been filed by the Company or the Operating Partnership with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company or the Operating Partnership, contemplated by the Commission; no stop order suspending the offer, issuance, delivery or exchange of the Shares pursuant to the Exchange Offer has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated, and any request of the Commission for additional information (to be included in the Initial Registration Statement or in the Preliminary Prospectus or otherwise) has been complied with or otherwise satisfied; the various parts of the Initial Registration Statement, including all exhibits, annexes and schedules thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 2(a) hereof and (ii) the documents incorporated by reference into the prospectus contained in the Initial Registration Statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, is herein collectively called the “Registration Statement”; and such final prospectus, in the form included in the Registration Statement at the time it became effective or first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any reference herein to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-4 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference into such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report on Form 10-K of the Company or Operating Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference into the Registration Statement.

(b) The Exchange Offer Material (including, without limitation, any documents incorporated by reference in such Exchange Offer Material) complies or will comply in all material respects with the applicable requirements of the Act and the Exchange Act and with all applicable rules or regulations of the Commission; and none of the Exchange Offer Material (including, without limitation, any documents incorporated by reference in such Exchange Offer Material) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

(c) The Rule 165 Material (as amended or supplemented, if amended and supplemented) when filed with the Commission complied or will comply in all material respects with the applicable requirements of the Act and with all applicable rules or regulations of the Commission and any Other Agency, including applicable “blue sky” or similar securities laws; and none of the Rule 165 Material, when taken together with the Prospectus as then amended or supplemented, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

(d) The Company has been duly incorporated and is validly existing and is in good standing under the laws of the State of North Carolina, with corporate power and authority to own or lease its properties and conduct its business as described in the Exchange Offer Material, and the Company is duly qualified to do business as a foreign corporation, and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise (a “Material Adverse Effect”);

(e) The Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of November 11, 2005, as amended if applicable (the “Agreement of Limited Partnership”), has been duly and validly authorized, executed and delivered by the Company, the Tanger GP Trust, a Maryland business trust (the “GP Trust”), and by the partners of the Operating Partnership, including the GP Trust in its capacity as sole general partner of the Operating Partnership, enforceable in accordance with its terms. The Operating Partnership has been duly formed and is validly existing and is in good standing under the laws of the State of North Carolina, has power and authority to own, lease and operate its factory outlet centers owned or partially owned on the date hereof (the “Centers”), and to conduct its business as described in the Exchange Offer Material and is duly qualified to transact business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. The GP Trust has been duly formed and is validly existing and is in good standing under the laws of the State of Maryland, has power and authority to conduct its business as described in the Exchange Offer Material and is duly qualified to transact business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. The GP Trust is the sole general partner of the Operating Partnership and is entitled to all rights, benefits, interests and preferences as a general partner of a North Carolina limited partnership under the laws of the State of North Carolina and the Agreement of Limited Partnership (including, without limitation, those rights, benefits, interests and preferences afforded to the GP Trust as a holder of the General Partnership Interest under the Agreement of Limited Partnership).

(f) The Company is the sole shareholder of the GP Trust. No waivers, consents or approvals of the holders of any class or series of preferred units of partnership interest of the Operating Partnership need to be obtained in connection with the Exchange Offer, except for those that have been obtained and delivered in writing to you before the date hereof.

(g) Each subsidiary (which term, as used in this Agreement, includes corporations, limited and general partnerships, joint ventures and other entities, and includes direct and indirect subsidiaries) of the Company and the Operating Partnership, if any, has been duly formed or incorporated and is validly existing in good standing under the laws of the jurisdiction of its origin, has power and authority to own, lease and operate its Centers and to conduct its business as described in the Exchange Offer Material and is duly qualified for the transaction of business in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where any such failure to be so qualified or in good standing in such other jurisdictions would not have a Material Adverse Effect; except as otherwise stated in the Exchange Offer Material, all of the issued and outstanding capital stock or other ownership interests in each such subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or the Operating Partnership, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or the Operating Partnership or any of their subsidiaries that is described in the Exchange Offer Material;

(h) The Operating Partnership is the only Subsidiary that is a “significant subsidiary” of Company (as such term is defined in Rule 1-02 of Regulation S-X). The only Subsidiaries of the Company or the Operating Partnership are (a) with respect to the Company, the Subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K incorporated by reference into the Exchange Offer Material or with respect to the Operating Partnership, the Subsidiaries listed in Exhibit 21.1 to the Operating Partnership’s its Annual Report on Form 10-K incorporated by reference into the Exchange Offer Material, and (b) certain other Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X). The term “Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting or economic interests of which are owned or controlled, directly or indirectly by the Company, the Operating Partnership, or by one or more other Subsidiaries of the Company or the Operating Partnership.

(i) The respective financial statements of the Company and the Operating Partnership incorporated by reference in the Exchange Offering Material present fairly the financial position of the Company and its consolidated subsidiaries and the Operating Partnership and its consolidated subsidiaries, as applicable, in each case as of the dates shown and their results of operations and cash flows for the periods shown; except as otherwise stated in the Exchange Offer Material, such financial statements comply in all material respects with the applicable requirements of the Act and have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules incorporated by reference in the Exchange Offer Material present fairly the information required to be stated therein;

(j) None of the Company, the Operating Partnership or any of their subsidiaries has sustained since the date of the latest audited financial statements of the Company and the Operating Partnership incorporated by reference in the Exchange Offer Material, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth or contemplated by the Exchange Offer Material; and, since the date as of which information is given in the Exchange Offer Material, there has not been any change in the capital stock or long-term debt of the Company, the Operating Partnership or any of their subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Operating Partnership and their subsidiaries, except as set forth or contemplated in the Exchange Offer Material; and except as disclosed in or contemplated in the Exchange Offer Material, since the respective dates as of which information is given in the Exchange Offer Material, there have been no transactions entered into by the Company, the Operating Partnership or any of their subsidiaries other than those entered into in the ordinary course of business.

(k) The authorized capitalizations of the Company is as set forth in the Preliminary Prospectus and Prospectus under “Capitalization” in the case of the Company, and in the financial statements of the Operating Partnership included in its Annual Report on Form 10-K incorporated by reference into the Exchange Offer Material in the case of the Operating Partnership; all of the issued and outstanding shares of capital stock of the Company and the equity interests in the Operating Partnership (the “Units”) have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive or other rights, and the Company has duly reserved a sufficient number of Common Shares for issuance upon exchange of outstanding partnership units in the Operating Partnership; except as disclosed in the Exchange Offer Material, (i) no capital shares of the Company or Units are reserved for any purpose, (ii) except for the Units and the Convertible Notes, there are no outstanding securities convertible into or exchangeable for any capital shares of the Company, (iii) there are no outstanding securities convertible into or exchangeable for any Units, and (iv) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for capital shares of the Company, Units or any other securities of the Company or the Operating Partnership.

(l) The Shares to be issued in exchange for Convertible Notes pursuant to the Exchange Offer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable, and will not be subject to preemptive or other rights; the Shares will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus under the caption “Description of Common Shares”; neither the filing of the Registration Statement nor the issuance of the Shares as contemplated by Exchange Offer Material gives rise to any rights, other than those which have been waived or satisfied for or relating to the registration of any of the Company’s common shares.

(m) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Exchange Offer Material and compliance by the Company and the Operating Partnership, each jointly and severally, with obligations hereunder and thereunder, will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties, (ii) any agreement or instrument to which the Company, the Operating Partnership or any such subsidiary is a party or by which the Company, the Operating Partnership or any such subsidiary is bound or to which any of the properties of the Company, the Offering Partnership or any such subsidiary is subject, or (iii) the Agreement of Limited Partnership, charter, by-laws or other organizational documents of the Company, the Operating Partnership, or any of their subsidiaries.

(n) No consent, approval, authorization, or order of, or registration or qualification or filing with, any governmental agency or body or any court is required for the execution and delivery by the Company or the Operating Partnership of this Agreement or the consummation of the transactions contemplated by this Agreement or the Exchange Offer Material, which transactions are to be consummated by the Company and the Operating Partnership, except (i) such as have been obtained and made under the Act, (ii) such as may be required under securities or “blue sky” laws in connection with the distribution of the Shares pursuant to the Exchange Offer, and (iii) as of the date hereof only, those required to be obtained or made under federal securities laws subsequent to the commencement of the Exchange Offer.

(o) None of the Company, the Operating Partnership or any of their subsidiaries is (i) in violation of its agreement of limited partnership, charter, by-laws, or other organizational documents, as applicable, (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or (iii) in violation of any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties, except, in the case of clauses (ii) and (iii), for any such default or violation which, individually or in the aggregate, would not have a Material Adverse Effect.

(p) The statements set forth in the Preliminary Prospectus and the Prospectus under the captions “The Exchange Offer” and “Description of Common Shares”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(q) Neither the Company nor the Operating Partnership is and, after giving effect to the Exchange Offer, will be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined under the Investment Company Act of 1940, as amended.

(r) Commencing with the Company’s taxable year ended December 31, 1993, the Company has been organized and has operated in conformity with the requirements for its qualification and taxation as a REIT under the Code, and its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(s) Except as otherwise disclosed the Exchange Offer Material and except as would not have a Material Adverse Effect, (i) the Operating Partnership has good and marketable title to the Centers, in each case free and clear of all liens, encumbrances, claims, security interests and defects; (ii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or the Operating Partnership which are required to be disclosed in the Exchange Offer Material are disclosed therein; (iii) neither the Company or the Operating Partnership nor, to the best knowledge of the Company or the Operating Partnership, any lessee under a lease relating to any of the Centers, is in default under any of the leases relating to the Centers, and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (iv) each of the Centers is in compliance with all applicable codes and zoning laws and regulations; and (v) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Centers;

(t) The mortgages and deeds of trust encumbering the properties and assets described in the Exchange Offer Material are not convertible into an equity ownership interest nor does the Company or the Operating Partnership hold a participating interest therein and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property not owned or leased by the Company or the Operating Partnership or any of their subsidiaries.

(u) Each of the Company or the Operating Partnership has coverage under title insurance policies or the indirect benefit of such coverage by having accepted the Centers pursuant to warranty deeds from a grantor who has coverage under prior title insurance policies on each of the Centers in an amount at least equal to the cost of acquisition of such property.

(v) Except as would not have a Material Adverse Effect, individually or in the aggregate, each of the Company and the Operating Partnership possesses all certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct its business as described in the Exchange Offer Material, and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or the Operating Partnership, would individually or in the aggregate have a Material Adverse Effect.

(w) No labor dispute with the employees of the Company, the Operating Partnership or any of their subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent that is reasonably expected to have a Material Adverse Effect.

(x) Each of the Company and the Operating Partnership own, possess or can acquire on reasonable terms, any trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by it, or presently employed by it, except where the failure to own, possess or acquire such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or the Operating Partnership, would individually or in the aggregate have a Material Adverse Effect.

(y) Neither the Operating Partnership nor the Company has any knowledge of: (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the Centers or, without independent investigation, any other property on which the Company has an option or (b) any spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from the Centers as a result of any construction on or operation and use of the Centers or, without independent investigation, any other property on which the Company has an option, which presence or occurrence would have a Material Adverse Effect. In connection with the construction on or operation and use of the Centers, each of the Operating Partnership and the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that would have a Material Adverse Effect.

(z) Except as disclosed in the Exchange Offer Material, there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened or contemplated actions, suits or proceedings before or by any court or governmental agency or body against or affecting the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties that, if determined adversely to the Company, the Operating Partnership or any such subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Operating Partnership to perform its obligations under this Agreement, or which are otherwise material in the context of the Exchange Offer or the consummation thereof.

(aa) None of the Company, the Operating Partnership or their subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of such entity, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(bb) Each of the Company, the Operating Partnership and their subsidiaries is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any of the Company, the Operating Partnership or their subsidiaries would have any liability. Neither the Company nor the Operating Partnership has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code. Each “pension plan” for which any of the Company, the Operating Partnership or their subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(cc) Each of the Company and the Operating Partnership and their subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon or otherwise due and payable, except in any case in which the failure so to file such tax returns or pay such taxes and other assessments would not, individually or in the aggregate, have a Material Adverse Effect, and no tax deficiency has been determined adversely to any of the Company, the Operating Partnership or their Subsidiaries which has had (nor does the Company or the Operating Partnership have any knowledge of any tax deficiency which, if determined adversely to it might have) a Material Adverse Effect.

(dd) Each of the Company and the Operating Partnership has duly taken all necessary corporate action to authorize the making and consummation of the Exchange Offer and the execution, delivery and performance of this Agreement; and this Agreement has been duly executed and delivered by each of the Company and the Operating Partnership and is the legal, valid and binding obligation of each of the Company and the Operating Partnership enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors’ rights generally and general principles of equity.

(ee) The Company, the Operating Partnership and their Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and the Operating Partnership, including in reports that they file or submit under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s and the Operating Partnership’s management as appropriate to allow timely decisions regarding required disclosure; and the Company, the Operating Partnership and their Subsidiaries have carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) The Company and the Operating Partnership maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, as amended, and (ii) a system of internal controls over financial reporting sufficient to provide reasonable assurance that

(A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) Since the end of the Company’s and the Operating Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or the Operating Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Operating Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the Operating Partnership’s internal control over financial reporting.

(hh) PricewaterhouseCoopers LLP, which has certified the financial statements and supporting schedules of (i) the Company and its subsidiaries and (ii) the Operating Partnership and its subsidiaries, all incorporated by reference in the Exchange Offer Material, is an independent registered public accounting firm with respect to the Company and its subsidiaries and the Operating Partnership and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder;

(ii) Neither the Company nor the Operating Partnership has made any written communications in connection with or related to the Exchange Offer that could constitute a “prospectus” for the purposes of Section 5(b)(1) of the Act except the Exchange Offer Material and the Rule 165 Material;

(jj) The Company and the Operating Partnership have filed and will continue to file with the Commission pursuant to Rule 425 of the Act all written communications made by the Company or the Operating Partnership, as applicable, in connection with or relating to the Exchange Offer required to be filed on the date of their first use; and

(kk) The Company and the Operating Partnership have made or will make appropriate arrangements with The Depository Trust Company and any other “qualified” registered securities depository to allow for the book-entry transfer of tendered Convertible Notes between depository participants and the Exchange Agent.

5. Conditions of Obligation.    Your obligation to act as Joint Dealer Managers hereunder will at all times be subject, in your discretion, to the conditions that:

(a) All representations, warranties and covenants of the Company and the Operating Partnership contained herein are on and as of the date of this Agreement, and at all times during the Exchange Offer and upon consummation thereof, will be true and correct in all respects.

(b) Each of the Company and the Operating Partnership at all times during the Exchange Offer and upon consummation thereof will have performed all of its obligations hereunder required to be performed.

(c) The Prospectus will have been either (i) filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act or (ii) included in the Registration Statement; no stop order suspending the effectiveness of the Registration Statement or any part thereof will have been issued and no proceeding for that purpose will have been initiated or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission; and all requests for additional information on the part of the Commission will have been complied with to your reasonable satisfaction.

(d) Sullivan & Cromwell LLP, counsel to you, will have furnished to you, as Joint Dealer Managers, (i) on each of the date of commencement of the Exchange Offer (the “Commencement Date”) and the Settlement Date, an opinion or opinions with respect to such matters as you may reasonably request, and (ii) on each of the Commencement Date and the date of expiration of the Exchange Offer (the “Expiration Date”), a negative assurance letter, in each case dated the respective date of delivery thereof, and such counsel will have received such papers and information as they may reasonably request to enable them to pass on such matters.

(e) Latham & Watkins LLP, counsel to the Company and the Operating Partnership, will have furnished to you, as Joint Dealer Managers, (i) on each of the Commencement Date and the Settlement Date, an opinion or opinions substantially in the form of Annex A-1 hereto and (ii) on each of the Commencement Date and the Expiration Date, a negative assurance letter substantially in the form of Annex A-2 hereto, in each case dated the respective date of delivery thereof.

(f) On each of the Commencement Date and the Settlement Date, Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., special North Carolina counsel to the Company and the Operating Partnership, will have furnished to you, as Joint Dealer Managers, an opinion or opinions, dated the respective date of delivery thereof, substantially in the form of Annex B hereto.

(g) On each of the effective date of the Registration Statement, the date on which the Company files with the Commission a Form 8-K with an earnings release for the quarter ended March 31, 2009, and the Expiration Date, PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Company and the Operating Partnership, will have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained, or incorporated by reference, in the Exchange Offer Material.

(h) Each of the Company and the Operating Partnership will have furnished or caused to be furnished to you, on the Expiration Date, a certificate or certificates (of an executive officer of the Company with specific knowledge of the Company’s financial affairs, in the case of the Company, and of the general partner of the Operating Partnership, in case of the Operating Partnership) to the effect that, to the best of his, her or its knowledge after reasonable investigation: that the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct at and as of such dates; that subsequent to the date of the most recent financial statements of the Company and the Operating Partnership which are incorporated by reference into the Exchange Offer Material, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Operating Partnership and their subsidiaries taken as a whole except as set forth in the Exchange Offer Material or as described in such certificate; that the Company and the Operating Partnership have complied with all agreements and satisfied all conditions to be performed or satisfied hereunder by the Company and the Operating Partnership at or prior to such dates; that the matters set forth in subsection (c) of this Section 6 are true and correct; and to the accuracy as to such other matters as you may reasonably request.

(i) On or after the Commencement Date, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company, the Operating Subsidiary and their subsidiaries, each taken as a whole which, in the judgment of the Joint Dealer Managers, is material and adverse and makes it impractical or inadvisable to proceed with making and/or consummating the Exchange Offer; (ii) any downgrading in the rating of any debt securities of the Company or the Operating Partnership by any “nationally recognized statistical rating organization” (as defined for purposes of

Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Operating Partnership (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Joint Dealer Managers, be likely to prejudice materially the success of the making and/or the consummation of the Exchange Offer; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or the Operating Partnership on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Joint Dealer Managers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with making and/or consummation of the Exchange Offer.

(j) The Company shall have issued the Shares to the tendering holders of Convertible Notes in accordance with the terms of the Contribution Agreement, dated April 9, 2009, between the Company and the Operating Partnership .

(k) It shall not have become unlawful under any law or regulation, federal, state or local, for the Joint Dealer Managers to render services pursuant to this Agreement, or to continue so to act, as the case may be.

(l) The Shares shall have been approved for listing on the New York Stock Exchange subject to notice of issuance.

6. Indemnity.

(a) The Company and the Operating Partnership agree, jointly and severally, to (i) indemnify and hold harmless you (including any affiliated companies) and any officer, member, director, partner, employee or agent of you or any of such affiliated companies and any entity or person controlling (within the meaning of Section 20(a) of the Exchange Act) you, including any affiliated companies (collectively, the “Indemnified Persons”), from and against any losses, damages, liabilities, claims or expenses (each a “Loss,” and collectively, “Losses”) whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in liability) to which the Indemnified Persons may become subject, under the Act, the Exchange Act or otherwise, insofar as such Losses arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Material or any Rule 165 Material, including any Initial Registration Statement or any Preliminary Prospectus, the Registration Statement or the Prospectus, or any of the documents incorporated by reference therein, or in any amendment or supplement to any of the foregoing, or in any press release issued or authorized by the Company or the Operating Partnership related to the Exchange Offer, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, (B) any breach by the Company or the Operating Partnership of any representations or warranties or failure by the Company or the Operating Partnership to comply with any of their obligations set forth herein, or (C) the withdrawal, rescission, termination or modification of or a failure to make or consummate the Exchange Offer or the transactions contemplated thereby and (ii) to indemnify and hold you harmless against any and all other Losses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in liability) that arise out of, relate to or are in connection with the Exchange Offer, the other transactions described in the Exchange Offer Material or as a result of your acting as Joint Dealer Managers in connection with the Exchange Offer or rendering financial advisory services to the Company and the Operating Partnership in connection with the Exchange Offer or that arise in connection with any other matter referred to in this Agreement, except to the extent any such Losses referred to in this clause (ii) have been finally judicially determined to have resulted from your gross negligence or bad faith in performing the services that are subject to this Agreement (other than any Loss arising out of or resulting from actions performed or omitted to be performed at the request of, with the consent of, or in conformity with actions taken or omitted to be taken by, the Company and the Operating Partnership).

(b) In the event that an Indemnified Person becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company and the Operating Partnership, in connection with any matter referred to in this Agreement, the Company and the Operating Partnership also agree periodically to reimburse each such Indemnified Person for all expenses (including fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for, defending or providing evidence (including appearing as a witness) with respect to any action, claim, investigation, inquiry, arbitration or other proceeding referred to in this Section 6 or enforcing this Agreement, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

(c) Promptly after receipt by you or another Indemnified Person of notice of your or such other Indemnified Person’s involvement in any action, proceeding or investigation, you shall, if a claim in respect thereof is to be made against the Company or the Operating Partnership under subsections (a) or (b) of this Section 6, notify the Company and/or the Operating Partnership, as the case may be, in writing of such involvement, but the failure so to notify the Company or the Operating Partnership shall not relieve it from any liability which it may have to an Indemnified Person under subsections (a) or (b) of this Section 6 except to the extent that the Company or the Operating Partnership has been materially prejudiced (through the forfeiture of substantive rights or defenses) as a result of such failure, and in no event shall such failure relieve the Company or the Operating Partnership from any obligation to provide reimbursement and contribution to any Indemnified Person; and provided further that the failure to notify the Company and/or the Operating Partnership shall not relieve it from any liability that it may have to any Indemnified Person otherwise than under subsection (a) or (b) above.

(d) If for any reason the indemnification provided for in subsections (a) or (b) of this Section 6 is unavailable or insufficient to hold any Indemnified Person harmless, then the applicable indemnifying party(s) shall contribute to the amount paid or payable by you as a result of such Losses (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatesoever whether or not resulting in liability) referred to therein in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the indemnifying party(s) on the one hand and actually received by you on the other hand in the transactions contemplated by this Agreement or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party(s) on the one hand and you on the other hand with respect to such Losses (or action in respect thereof) and any other relevant equitable considerations. The relative benefits of the indemnifying party(s) on the one hand and you on the other hand in the matters contemplated by this Agreement shall be deemed to be in the same proportion as the maximum aggregate value of the consideration proposed to be paid by the Operating Partnership to acquire Convertible Notes pursuant to the Exchange Offer (whether or not the Exchange Offer is consummated) bears to the maximum aggregate fee actually received by you pursuant to Section 3(a) of this Agreement as a result of such acquisition of Convertible Notes. The relative fault of the indemnifying party(s) on the one hand and you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the indemnifying party(s) and their respective affiliates or you and the other Indemnified Persons, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnifying party(s) and you agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (e).

(e) No indemnifying party shall, with respect to any pending or threatened action, claim or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person (whether or not you, any other Indemnified Person or the Company or the Operating Partnership is an actual or potential party), effect any settlement or compromise to, or consent to the entry of any judgment in, any such action, claim or proceeding without the prior written consent of the Indemnified Person, unless such settlement, compromise or consent (i) includes an unconditional release of such Indemnified Person from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person.

(f) The agreements contained in Sections 3, 6 and 8 and the representations and warranties of the Company and the Operating Partnership set forth in Section 4 hereof shall survive any termination or cancellation of this Agreement, any completion of or your withdrawal from the engagement provided by this Agreement, any investigation made by or on behalf of you, any of your officers or partners or any person controlling you, any termination, withdrawal or expiration of the Exchange Offer and any acquisition of Shares, whether pursuant to the Exchange Offer or otherwise.

(g) The reimbursement, indemnity and contribution obligations of the Company and the Operating Partnership under this Section 6 shall be in addition to any liability that the Company and the Operating Partnership may otherwise have, shall extend upon the same terms and conditions to your affiliates and the partners, members, directors, officers, agents, employees and controlling persons (if any), as the case may be, of you and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and the Operating Partnership, you, any such affiliate and any such other person referred to above. Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company and the Operating Partnership set forth in this Section 6, the Company and the Operating Partnership will notify you in writing thereof (if not previously so notified) and, if requested by you, shall arrange in connection therewith alternative means of providing for the obligations of the Company and the Operating Partnership set forth in this Section 6, including the assumption of such obligations by another party or insurance, in each case in an amount and upon terms and conditions satisfactory to you.

7. Withdrawal Rights.

In the event that the Company or the Operating Partnership (a) uses or permits the use of any Exchange Offer Material in connection with the Exchange Offer or files any such material with the Commission (i) which have not been submitted to you for your comments, or (ii) which have been so submitted and with respect to which you have made comments, but which comments have not resulted in a response reasonably satisfactory to you and your counsel to reflect your comments, or (b) shall have breached any of its representations, warranties, agreements or covenants herein, then you shall be entitled to withdraw as a Joint Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any Indemnified Person for such withdrawal, and without loss of any right to the indemnification provided in Section 6 hereof, the payment of all fees and expenses payable under this Agreement which have accrued to the date of such withdrawal or would otherwise be due to you on such date, or the benefit of any other provisions surviving such withdrawal pursuant to Section 6(g) hereof. If you withdraw as a Joint Dealer Manager, the fees accrued and reimbursement for your expenses through the date of such withdrawal shall be paid to you on or promptly after such date.

8. Miscellaneous.

(a) This Agreement is made solely for the benefit of you, the Company, the Operating Partnership and any partner, member, director, officer, agent, employee, affiliate or controlling person referred to in Section 6 hereof, and their respective successors, assigns, heirs and legal representatives, and no other person will acquire or have any right under or by virtue of this Agreement.

(b) In the event that any provision hereof will be determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision hereof, which will remain in full force and effect.

(c) In connection with your activities hereunder, each of the Company and the Operating Partnership agree to furnish you and your counsel with all information concerning the Company and the Operating Partnership, respectively, that you reasonably deem appropriate. Each of the Company and the Operating Partnership agree to provide you with reasonable access to their respective officers, directors, accountants, counsel, consultants and other appropriate agents and representatives, it being understood that you will be entitled to rely upon such information supplied by the Company and the Operating Partnership and such other persons without assuming any responsibility for independent investigation or verification thereof.

(d) The Company and the Operating Partnership agree that any reference to you or your affiliates in any Exchange Offer Material, or any other release, publication or communication to any party outside the Exchange Offer, is subject to your prior approval. If you resign or are terminated prior to the dissemination of any Exchange Offer Material or any other release or communication, no reference shall be made therein to you without your prior written permission.

(e) Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given to (i) the Company and the Operating Partnership, such notice will be in writing addressed to either of them at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attention: Frank C. Marchisello, Jr.; and (ii) you, such notice will be in writing addressed to Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, NY 10004, Attention: Registration Department.

(f) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may be executed in any number of separate counterparts, each of which will be an original, but all such counterparts will together constitute one and the same agreement.

(g) The Company and the Operating Partnership acknowledge and agree that:

(i)	you have been retained solely to act as Joint Dealer Managers in connection with the Exchange Offer and that no fiduciary, advisory or agency relationship between you, on the one hand, and the Company and the Operating Partnership, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Joint Dealer Managers have advised or are advising the Company or the Operating Partnership on other matters;

(ii)	each of the Company and the Operating Partnership has been advised that the Joint Dealer Managers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and that the Joint Dealer Managers have no obligation to disclose such interests and transactions to the Company and the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(iii)	each of the Company and the Operating Partnership waive, to the fullest extent permitted by law, any claims it may have against the Dealer Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Joint Dealer Managers shall have no liability (whether direct or indirect) to the Company and the Operating Partnership in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company and the Operating Partnership, including their respective stockholders, partners, employees or creditors.

(h) This Agreement may not be amended except in writing signed by each party to be bound thereby.

(i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of Company, the Operating Partnership and the Joint Dealer Managers hereby (a) submits to the jurisdiction of any New York State or Federal court sitting in the City of New York with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (c) waives the defense of an inconvenient forum, (d) agrees not to commence any action or proceeding relating to this Agreement other than in a New York State or Federal court sitting in the City of New York and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

EACH OF THE COMPANY, THE OPERATING PARTNERSHIP AND THE JOINT DEALER MANAGERS HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS RESPECTIVE SECURITY HOLDERS AND AFFILIATES, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE EXCHANGE OFFER).

(j) The Company and the Operating Partnership acknowledge that you may at your expense place an announcement in such newspapers and periodicals as you may choose, stating that you have acted or are acting as Joint Dealer Managers and financial advisor to the Company and the Operating Partnership in connection with the Exchange Offer and the transactions contemplated thereby.

(k) Time will be of the essence of this Agreement. As used herein, the term “business day” will mean any day when the Commission’s office in Washington, D.C. is open for business.

Please sign and return to us a duplicate of this letter, whereupon it will become a binding agreement.

Very truly yours,

TANGER FACTORY OUTLET CENTERS, INC.

By

TANGER PROPERTIES LIMITED PARTNERSHIP

By	Tanger GP Trust, its sole general partner

By

The undersigned hereby confirm that the foregoing letter agreement, as of the date thereof, correctly sets forth the agreement among the Company, the Operating Partnership and the undersigned.

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name: Title:

Annex A

Form of Opinion of Latham & Watkins LLP

Annex B

Form of Opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A.